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                                                                  EXHIBIT 99.1


                                TRADEWEAVE, INC.
                      1999 STOCK OPTION/STOCK ISSUANCE PLAN

                       (AS AMENDED THROUGH JUNE 30, 2000)

                                   ARTICLE ONE

                               GENERAL PROVISIONS

     I. PURPOSE OF THE PLAN

     This 1999 Stock Option/Stock Issuance Plan is intended to promote the interests of Tradeweave, Inc., a Delaware corporation, by providing eligible persons in the Corporation's employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

     Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

     All share numbers reflect the 4-for-1 split of the Common Stock that was effected on June 30, 2000.

     II. STRUCTURE OF THE PLAN

          A. The Plan shall be divided into two (2) separate equity programs:

               (i) the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

               (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

          B. The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

     III. ADMINISTRATION OF THE PLAN

     A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate


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the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

     B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option grant or stock issuance thereunder.

     IV. ELIGIBILITY

     A. The persons eligible to participate in the Plan are as follows:

               (i) Employees,

               (ii) non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and

               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

     B. The Plan Administrator shall have full authority to determine, (i) with respect to the grants made under the Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances made under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

          C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

     V. STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 4,000,000 shares.

          B. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the


                                       2.

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cancellation-regrant provisions of Article Two. Unvested shares issued under the
Plan and subsequently repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common
Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

     C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's preferred stock into shares of Common Stock.


                                       3.

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                                   ARTICLE TWO
                              OPTION GRANT PROGRAM

     I. OPTION TERMS

     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A. EXERCISE PRICE.

               1. The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

                    (i) The exercise price per share shall not be less than
               eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

                    (ii) If the person to whom the option is granted is a 10%
               Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

                    (i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                    (ii) to the extent the option is exercised for vested
               shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.


                                       4.

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     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

     C. EFFECT OF TERMINATION OF SERVICE.

        1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

          (i) Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

          (ii) Should Optionee's Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

          (iii) If the Optionee dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance shall have a twelve (12)-month period following the date of the Optionee's death to exercise such option.

          (iv) Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

          (v) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested.


                                       5.

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          (vi) Should Optionee's Service be terminated for Misconduct or should
     Optionee otherwise engage in Misconduct while holding one or more options under the Plan, then all those options shall terminate immediately and cease to remain outstanding.

     2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

          (i) extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

          (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

     D. SHAREHOLDER RIGHTS. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become the recordholder of the purchased shares.

     E. UNVESTED SHARES. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-employee Board members or independent consultants.

     F. FIRST REFUSAL RIGHTS. Until such time as the Common Stock is first registered under Section 12 of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Optionee (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.


                                       6.

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     G. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee's death.

     II. INCENTIVE OPTIONS

     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

          A. ELIGIBILITY. Incentive Options may only be granted to Employees.

          B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          D. 10% SHAREHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the option term shall not exceed five
     (5) years measured from the option grant date.

     III. CHANGE IN CONTROL

     A. The shares subject to each option outstanding under the Plan at the time of a Change in Control shall automatically vest in full so that each such option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, the shares subject to an outstanding option under the Plan shall NOT vest on such an accelerated basis if and to the extent:
(i) such option is assumed by the successor corporation (or parent thereof) in the Change in Control or otherwise continued in full force and effect and any repurchase rights of the Corporation with respect to the unvested option shares are concurrently assigned to such successor corporation (or parent thereof) or otherwise continued in full force and effect or (ii) such option is to be replaced with a cash incentive program which preserves the spread existing on the unvested option shares at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares.


                                       7.

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     B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent those repurchase rights are assigned to any successor corporation (or parent thereof) in connection with such Change in Control or are otherwise continued in full force -and effect.

     C. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction.

     D. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control, had the option been exercised immediately prior to such transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Change in Control and (ii) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

     E. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure one or more options so that those options shall automatically accelerate and vest in full (and any repurchase rights of the Corporation with respect to the unvested shares subject to those options shall immediately terminate) upon the occurrence of a Change in Control, whether or not those options are to be assumed in such transaction or otherwise continued in full force and effect.

     F. The Plan Administrator shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure such option so that the shares subject to that option will automatically vest on an accelerated basis should the Optionee's Service terminate by reason of an Involuntary Termination within a designated period (not to exceed twenty-four (24) months) following the effective date of any Change in Control in which the option is assumed or continued in effect and the repurchase rights applicable to those shares do not otherwise terminate. Any option so accelerated shall remain exercisable for the fully-vested option shares until the expiration or sooner termination of the option term. In addition, the Plan Administrator may structure or more of the Corporation's repurchase rights so that those rights shall immediately terminate on an accelerated basis with respect to the unvested shares held by the Optionee at the time of such an Involuntary Termination, and the shares subject to those terminated rights shall accordingly vest at that time.


                                       8.

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     G. The portion of any Incentive Option accelerated in connection with a
Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

     H. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV. CANCELLATION AND REGRANT OF OPTIONS

     The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.


                                       9.

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                                  ARTICLE THREE
                             STOCK ISSUANCE PROGRAM

     I. STOCK ISSUANCE TERMS

     Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

          A. PURCHASE PRICE.

               1. The purchase price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issue date. However, the purchase price per share of Common Stock issued to a 10% Shareholder shall not be less than one hundred and ten percent (110%) of such Fair Market Value.

               2. Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                    (i) cash or check made payable to the Corporation, or

                    (ii) past services rendered to the Corporation (or any
               Parent or Subsidiary).

          B. VESTING PROVISIONS.

               1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. However, the Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-employee Board members or independent consultants.

               2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or


                                      10.

          other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to
          (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               3. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

               4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

               5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

               6. FIRST REFUSAL RIGHTS. Until such time as the Common Stock is first registered under Section 12 of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any shares of Common Stock issued under the Stock Issuance Program. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

     II. CHANGE IN CONTROL

     A. Upon the occurrence of a Change in Control, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, except to the extent those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Change in Control or otherwise continued in full force and effect.


                                      11.

               B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate on an accelerated basis, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twenty-four (24) months) following the effective date of any Change in Control in which those repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continued in full force and effect.

     III. SHARE ESCROW/LEGENDS

     Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.


                                      12.

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                                  ARTICLE FOUR

                                  MISCELLANEOUS

     I. FINANCING

                  The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. In no event, however, may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

     II. EFFECTIVE DATE AND TERM OF PLAN

     A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

     B. The Plan shall terminate upon the EARLIEST of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. All options and unvested stock issuances outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those options or issuances.

     III. AMENDMENT OF THE PLAN

     A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws and regulations.


                                       13.

     B. Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     IV. USE OF PROCEEDS

     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     V. WITHHOLDING

     The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

     VI. REGULATORY APPROVALS

     The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

     VII. NO EMPLOYMENT OR SERVICE RIGHTS

     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.


                                      14.

     VIII. FINANCIAL REPORTS

     The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.


                                      15.

                                  ARTICLE FIVE

                                   PUT OPTION

     I. PURPOSE

     The purpose of this Article Five is to provide certain holders of outstanding shares of Common Stock issued under the Plan with an opportunity to liquidate all or a portion of those securities after June 30, 2004 in the event
(i) there is no Liquidity Transaction on or before that date and (ii) QRS remains the Parent of the Corporation through such date. Accordingly, in the absence of a Liquidity Transaction on or before such date, the holders of outstanding shares of Common Stock under the Plan will have the opportunity to liquidate all or a portion of their holdings by selling those securities to QRS during a limited window period beginning July 1, 2004, provided QRS remains the Parent of the Corporation.

     II. TERMS AND CONDITIONS

     A. The Plan Administrator shall have the discretionary authority to select one or more individuals who are to be granted Put Options under this Article Five; provided, however, that no such Put Option shall be granted without the prior approval by the QRS Board of Directors. Unless an individual is granted such a Put Option, that individual shall not have any right to sell the vested shares of Common Stock he or she holds under the Plan to QRS pursuant to the provisions of this Article Five.

     B. In no event may the Plan Administrator grant Put Options under this Article Five covering more than 4,000,000 shares of Common Stock (subject to adjustment for stock dividends, stock splits, recapitalizations and similar changes affecting the number of outstanding shares of Common Stock without the Corporation's receipt of consideration), unless the Plan Administrator obtains the prior written approval of the QRS Board of Directors.

     C. Should a Liquidity Transaction not be effected prior to July 1, 2004 and QRS still remain the Parent of the Corporation, then each individual holding a Put Option under the Plan (a "Security Holder") shall have the right to sell to QRS, for the amount of consideration determined below (the "Put Option"), any or all of the shares of Common Stock held by to such individual under the Plan, to the extent those shares (i) are at the time vested and (ii) have been held for the requisite period necessary to avoid the recognition of compensation expense by QRS in connection with the repurchase of those shares (the "Vested and Matured Shares").

     D. The terms and conditions upon which the Put Option may be exercised shall be as follows:


                                       16.

     - The Put Option may be exercised by the Security Holder at any time during the period beginning July 1, 2004 and ending December 31, 2004. However, each outstanding Put Option shall terminate and cease to be exercisable prior to December 31, 2004 should a Liquidity Transaction occur at any time before that date. The Put Option shall, during the applicable exercise period, be exercisable by written notice delivered to QRS in which the Security Holder specifies the number of Vested and Matured Shares as to which he or she has elected to exercise the Put Option. Such notice must be accompanied by the stock certificates for those Vested and Matured Shares, each duly endorsed for transfer.

     - The purchase price payable by QRS for each Vested and Matured Share as to which the Put Option is exercised shall be equal to the Appraised Value Per Share of Common Stock as of June 30, 2004.

     - The amount due to the Security Holder upon his or her exercise of the Put Option shall be paid in one lump sum within thirty (30) days following the exercise of the Put Option in accordance with this Article Five. The payment shall be made in cash. However, QRS shall have the discretion to effect such payment in shares of QRS Common Stock which are registered under the 1933 Act and valued at the average closing selling price of the QRS Common Stock for the fifteen (15) consecutive trading days ending with the third business day immediately preceding the payment date.

     - At the time such payment is made to the Security Holder, such individual shall cease to have any right, title or interest in and to the Vested and Matured Shares repurchased by QRS, and those repurchased securities shall no longer provide the Security Holder with any equity or other proprietary interest in the Corporation.

     - In no event may the Put Option be exercised with respect to any outstanding options under the Plan, any unvested shares of Common Stock at the time outstanding under the Plan, or any vested shares of Common Stock issued under the Plan but not held for the requisite period necessary to avoid the recognition of compensation expense by QRS in connection with the repurchase of those vested shares

     III. TERMINATION OF PUT OPTION

     The Put Option shall terminate and cease to be exercisable immediately upon the EARLIER of (i) the occurrence of a Liquidity Transaction or (ii) the first date on which QRS ceases to be the Parent of the Corporation. If not sooner terminated, the Put Option shall in all events terminate at the close of business on December 31, 2004, unless the Security Holder shall have


                                      17.

     previously exercised the Put Option in accordance with the terms and conditions of this Article Five. Upon any such termination of the Put Option, the Security Holder shall cease to have any further right to obtain liquidity for the outstanding Vested and Matured Shares he or she holds under the Plan through a mandatory repurchase of those securities by QRS.


                                      18.

                                    APPENDIX

     The following definitions shall be in effect under the Plan:

     A. APPRAISED VALUE PER SHARE shall mean the fair market value per share of Common Stock as of June 30, 2004, as determined on the basis of an independent appraisal, performed in accordance with standard valuation procedures by an investment banking firm selected by the Plan Administrator, of the going-concern value of the Corporation at that time, as if the Corporation were a stand-alone, publicly-traded entity, with no discount for the limited marketability or minority interest represented by such share of Common Stock. Accordingly, the Appraised Value Per Share shall be determined pursuant to the following formula:

                  X  =  Y  DIVIDED BY  Z,  where

                  X is the Appraised Value Per Share

                  Y is the independently appraised going-concern value of the Corporation as of June 30, 2004, and

                  Z is the total number of shares of Common
                  Stock outstanding as of June 30, 2004 on a fully-diluted basis, including the number of shares of Common Stock issuable under any convertible equity or debt securities or upon the exercise of any outstanding warrants or other similar purchase rights and any outstanding options under the Plan, whether or not those securities are at the time convertible or exercisable for shares of Common Stock. Such calculation shall be in accordance with FAS 128.

          B.   BOARD shall mean the Corporation's Board of Directors.

          C.   CODE shall mean the Internal Revenue Code of 1986, as amended.

          D. COMMITTEE shall mean a committee of one (1) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

          E.   COMMON STOCK shall mean the Corporation's common stock.

          F. CHANGE IN CONTROL shall mean any of the following transactions involving a change in control or ownership of the Corporation:


                                     A-1.

          (i) a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

          (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

     G. CORPORATION shall mean Tradeweave, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Tradeweave, Inc. which shall by appropriate action adopt the Plan.

     H. DISABILITY shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

     I. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     J. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

     K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.


                                     A-2.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

     L. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

     M. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

          (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent.

     N. LIQUIDITY TRANSACTION shall mean any of the following transactions:

          (i) the completion of a firm commitment underwritten public offering of the Common Stock, pursuant to an effective registration statement filed with the Securities and Exchange Commission under the 1933 Act, which yields aggregate net proceeds to the Corporation or QRS as Parent of not less than Fifty Million Dollars ($50,000,000); or

          (ii)the consummation of a Change in Control, or

          (iii) the registration of all shares of Common Stock issued or issuable under the Plan pursuant to an effective registration statement filed with the Securities and Exchange Commission under the 1933 Act.


                                     A-3.

     O. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

     P. 1933 ACT shall mean the Securities Act of 1933, as amended.

     Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

     R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     S. OPTION GRANT PROGRAM shall mean the option grant program in effect under the Plan.

     T. OPTIONEE shall mean any person to whom an option is granted under the Plan.

     U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     V. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

     W. PLAN shall mean the Corporation's 1999 Stock Option/Stock Issuance Plan, as set forth in this document.

     X. PLAN ADMINISTRATOR shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

     Y. PUT OPTION shall mean the right of a Security Holder under the Plan to have QRS (while the Parent of the Corporation) repurchase his or her Vested and Matured Shares pursuant to the terms and conditions of Article Five of the Plan.

     Z. QRS shall mean QRS Corporation, a Delaware corporation, which is currently the Parent of the Corporation.


                                     A-4.

     AA. SECURITY HOLDER shall mean a holder of Vested and Matured Shares under the Plan to whom the Plan Administrator has granted a Put Option with respect to all or part of those securities.

     BB. SERVICE shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

     CC. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

     DD. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

     EE. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

     FF. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     GG. 10% SHAREHOLDER shall mean the owner of stock (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

     HH. VESTED AND MATURED SHARES shall mean shares of Common Stock issued under the Plan, to the extent those shares (i) are at the time vested and (ii) have been held for the requisite period necessary to avoid the recognition of compensation expense by QRS in connection with the repurchase of those shares pursuant to the Put Option.


                                     A-5.